Exhibit 31.3

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Kamran Cheema, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Akoustis Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 11, 2024	/s/ Kamran Cheema
Kamran Cheema
Chief Executive Officer
(Principal Executive Officer)